SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported):		25-Jul-01

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
(Exact name of registrant as specified in its charter)


Delaware		333-49820		13-3320910
(State or Other		(Commission		(I.R.S. Employer
Jurisdiction		File Number) 		Identification No.)
of Incorporation)


	11 Madison Avenue
	New York, New York  			10010
	(Address of Principal 			(Zip Code)
	Executive Offices)

Registrant's telephone number, including area code
				(212) 325-2000

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Information and Exhibits.

Mortgage Backed Pass-Through Certificates, Series 2001-AR7

STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY

	Beginning				Remaining
Class	Balance		Principal		Balance
I-A	4,242,658.25 		1,462,436.91 		2,780,221.34
II-A-1	25,290,149.36		2,851,449.36		22,438,700.00
II-A-2	34,233,900.00		0.00		34,233,900.00
III-A-1	32,098,390.19		1,889,623.39		30,208,766.80
III-A-2	23,379,200.00		0.00		23,379,200.00
IV-A	49,439,501.80		3,609,403.76		45,830,098.04
A-R	0.00		0.00		0.00
II-X	59,524,049.36		NA		56,672,600.00
III-X	55,477,590.19		NA		53,587,966.80
IV-M-1	2,909,000.00		0.00		2,909,000.00
IV-M-2	1,990,000.00		0.00		1,990,000.00
C-B-1	2,155,335.07		1,876.51		2,153,458.56
IV-B	919,764.00		0.00		919,764.00
C-B-2	159,731.60		139.07 		159,592.53
IV-X	55,564,474.62		NA		51,955,070.86
TOTAL:	176,817,630.27		9,814,929.00		167,002,701.27

			Net		Principal
Class	Interest		PPIS		Loss
I-A	26,881.68		0.00		0.00
II-A-1	121,181.97		0.00		0.00
II-A-2	164,037.44		0.00		0.00
III-A-1	155,142.22		0.00		0.00
III-A-2	127,611.47		0.00 		0.00
IV-A	177,364.21		0.00		0.00
A-R	0.00		0.00		0.00
II-X	62,570.81		0.00		0.00
III-X	40,183.36		0.00		0.00
IV-M-1	11,163.29		0.00		0.00
IV-M-2	8,217.04		0.00		0.00
C-B-1	12,758.57		0.00		0.00
IV-B	4,832.59		0.00		0.00
C-B-2	945.54		0.00		0.00
IV-X	230,701.56		0.00		0.00
TOTAL:	1,143,591.75		0.00		0.00

	Beginning
	Current Prin	Principal 		Remaining	Interest
Class	Amount	Distribution	Interest	Balance	Rate
I-A	155.49530	53.59896	0.98523	101.89634	7.6033%
II-A-1	759.16757	85.59569	3.63768	673.57188	5.7500%
II-A-2	1000.00000	0.00000	4.79167	1000.00000	5.7500%
III-A-1	809.44118	47.65158	3.91230	761.78961	5.8000%
III-A-2	1000.00000	0.00000	5.45833	1000.00000	6.5500%
IV-A	892.03944	65.12466	3.20019	826.91478	4.3050%
A-R	0.00000	0.00000	0.00000	0.00000	5.7500%
II-X	881.22548	NA	0.92633	839.01112	1.2614%
III-X	880.11889	NA	0.63749	850.14114	0.8692%
IV-M-1	1000.00000	0.00000	3.83750	1000.00000	4.6050%
IV-M-2	1000.00000	0.00000	4.12917	1000.00000	4.9550%
C-B-1	996.64065	0.86771	5.89964	995.77294	7.1034%
IV-B	1000.00000	0.00000	5.25416	1000.00000	6.3050%
C-B-2	996.64067	0.86772	5.89967	995.77295	7.1035%
IV-X	907.29709	NA	3.76706	848.36013	4.8771%


			SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

		By: /s/ Mary Fonti
		Name:	Mary Fonti
		Title:	Vice President
		Bank One, N.A.

	Dated:	25-Jul-01